Exhibit 99.1

Square to Announce Fourth Quarter and Full Year 2015 Results

SAN FRANCISCO, CA — 1/12/16 — Square, Inc. (NYSE: SQ) will release financial results for the fourth quarter and fiscal year 2015 on March 9, 2016, after market close. Square will also host a conference call and earnings webcast at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on the same day to discuss these results. The live webcast of the call can be viewed at Square’s Investor Relations website at https://squareup.com/about/investors. A replay will be available at the same website following the call.

Square uses its Investor Relations website and the Twitter account of @Square as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Square, Inc.

Square creates tools that help sellers of all sizes start, run, and grow their businesses. Square’s point-of-sale service offers tools for every part of running a business, from accepting credit cards and tracking inventory, to real-time analytics and invoicing. Square also offers sellers financial and marketing services, including small business financing and customer engagement tools. Businesses and individuals use Square Cash, an easy way to send and receive money, as well as Caviar, a food delivery service for popular restaurants. Square was founded in 2009 and is headquartered in San Francisco, with offices in the United States, Canada, Japan, and Australia.

Media Contact:

press@squareup.com

Investor Relations Contact:

ir@squareup.com